EXHIBIT 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 4Q2018 RESULTS

— — —

INCOME BEFORE TAXES OF $309 MILLION ON $492 MILLION IN NET REVENUES,
EARNINGS PER SHARE ON NET INCOME OF $0.57 AND EARNINGS PER SHARE ON COMPREHENSIVE INCOME OF $0.56.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, January 22, 2019 — Interactive Brokers Group, Inc. (IEX: IBKR), an automated global electronic broker, reported diluted earnings per share on net income of $0.57 for the quarter ended December 31, 2018, compared to a diluted loss per share of $0.02 for the same period in 2017, and diluted earnings per share on comprehensive income of $0.56 for the quarter, compared to a diluted loss per share of $0.02 for the same period in 2017.

Net revenues were $492 million and income before income taxes was $309 million this quarter, compared to net revenues of $515 million and income before income taxes of $364 million for the same period in 2017. The results for the quarter were positively impacted by strong growth in net interest income, which increased $39 million, or 19%, and higher commissions, which increased $35 million, or 21%, from the year-ago quarter. The increase in our results for this quarter was counterbalanced by an $18 million reversal on our currency diversification strategy, which swung from a $6 million gain in the year-ago quarter to a $12 million loss this quarter.

In addition, the Company’s earnings for the year-ago quarter were significantly impacted by the Tax Cuts and Jobs Act (the “Tax Act”), which revised U.S. corporate income tax law by, among other things, reducing the corporate income tax rate to 21% and implementing a modified territorial tax system that includes a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. The results for the year-ago quarter were negatively impacted by the effects of the Tax Act, which decreased diluted earnings per share by $0.45.

For the year ended December 31, 2018, diluted earnings per share on net income were $2.28, compared to $1.07 in 2017, and diluted earnings per share on comprehensive income were $2.09, compared to $1.22 in 2017. The results for 2017 were negatively impacted by the effects of the Tax Act, which decreased diluted earnings per share by $0.46. Net revenues were $1,903 million and income before income taxes was $1,196 million for 2018, compared to net revenues of $1,702 million and income before income taxes of $1,049 million in 2017.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on March 14, 2019 to shareholders of record as of March 1, 2019.

Business Highlights

Fourth Quarter 2018:
•	63% pretax profit margin for this quarter, down from 71% in the year-ago quarter.
•	63% Electronic Brokerage pretax profit margin for this quarter, down from 65% in the year-ago quarter.
•	Customer equity grew 3% from the year-ago quarter to $128.4 billion and customer debits decreased 9% to $26.9 billion.
•	Customer accounts increased 24% from the year-ago quarter to 598 thousand.
•	Total DARTs[1] increased 30% from the year-ago quarter to 951 thousand.
•	Brokerage segment equity was $5.8 billion. Total equity was $7.2 billion.

Full Year 2018:
•	63% pretax profit margin for 2018, up from 62% in 2017.
•	64% Electronic Brokerage pretax profit margin for 2018, up from 61% in 2017.
•	Total DARTs increased 25% from 2017 to 862 thousand.

1 Daily average revenue trades (DARTs) are based on customer orders.

Segment Overview

Electronic Brokerage
Electronic brokerage segment income before income taxes increased 23% to $311 million in the quarter ended December 31, 2018, compared to the same period last year. Net revenues increased 26% to $490 million on higher net interest income, commissions revenue and other income.

Net interest income increased 20% as average customer credit and margin loan balances and benchmark interest rates increased from the year-ago quarter. Commissions revenue increased 21% from the year-ago quarter on higher customer DARTs across all product types. Other income increased 104% on higher net mark-to-market gains on other investments and higher fees earned from our FDIC sweep program. Pretax profit margin was 63% for the quarter ended December 31, 2018, down from 65% in the same period last year.

Customer accounts grew 24% to 598 thousand and customer equity increased 3% from the year-ago quarter to $128.4 billion, despite a 6% drop in the S&P 500 index for the year. Total DARTs for cleared and execution-only customers increased 30% to a record high 951 thousand from the year-ago quarter. Cleared DARTs were 856 thousand, 26% higher than in the same period last year.

Market Making
Market making segment income before income taxes increased 13% to $9 million in the quarter ended December 31, 2018, as compared to the year-ago quarter, primarily due to lower operating costs on the remaining operations.

Effects of Foreign Currency Diversification
In connection with our currency diversification strategy, we have determined to base our net worth in GLOBALs, a basket of 14 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $18 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.16%. In 2018, our currency diversification strategy decreased our comprehensive earnings by $99 million, as the U.S. dollar value of the GLOBAL decreased by approximately 1.14%. The effects of the currency diversification strategy are reported as components of (1) Other Income in the corporate segment and (2) Other Comprehensive Income (“OCI”).

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, January 22, 2019, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 120 markets in numerous countries and currencies, from a single IB Universal AccountSM to customers worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our customers with a uniquely sophisticated platform to manage their investment portfolios at the lowest cost according to Barron's Best Online Brokers review, March 26, 2018. We strive to provide our customers with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-913-1369.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)
					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2016	64,038		259,932		16,515		340,485		1,354
2017	31,282	(51%)	265,501	2%	14,835	(10%)	311,618	(8%)	1,246
2018	18,663	(40%)	328,099	24%	21,880	47%	368,642	18%	1,478

4Q2017	4,263		71,502		3,800		79,565		1,273
4Q2018	4,825	13%	88,806	24%	7,251	91%	100,882	27%	1,627

3Q2018	4,795		71,646		5,293		81,734		1,308
4Q2018	4,825	1%	88,806	24%	7,251	37%	100,882	23%	1,627

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	572,834		143,287		155,439,227
2017	395,885	(31%)	124,123	(13%)	220,247,921	42%
2018	408,406	3%	151,762	22%	210,257,186	(5%)

4Q2017	89,381		31,445		58,373,129
4Q2018	107,417	20%	41,684	33%	44,933,688	(23%)

3Q2018	92,297		29,936		45,572,711
4Q2018	107,417	16%	41,684	39%	44,933,688	(1%)
MARKET MAKING
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	307,377		14,205		13,082,887
2017	102,025	(67%)	5,696	(60%)	7,139,622	(45%)
2018	49,554	(51%)	3,277	(42%)	11,347,811	59%

4Q2017	11,228		1,002		1,750,178
4Q2018	12,680	13%	828	(17%)	3,091,834	77%

3Q2018	11,805		758		2,995,942
4Q2018	12,680	7%	828	9%	3,091,834	3%

BROKERAGE TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	265,457		129,082		142,356,340
2017	293,860	11%	118,427	(8%)	213,108,299	50%
2018	358,852	22%	148,485	25%	198,909,375	(7%)

4Q2017	78,153		30,443		56,622,951
4Q2018	94,737	21%	40,856	34%	41,841,854	(26%)

3Q2018	80,492		29,178		42,576,769
4Q2018	94,737	18%	40,856	40%	41,841,854	(2%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	227,413		128,021		138,523,932
2017	253,304	11%	116,858	(9%)	209,435,662	51%
2018	313,795	24%	146,806	26%	194,012,882	(7%)

4Q2017	66,232		30,041		55,714,749
4Q2018	83,984	27%	40,463	35%	40,271,369	(28%)

3Q2018	70,233		28,922		41,406,443
4Q2018	83,984	20%	40,463	40%	40,271,369	(3%)

[1]	Includes options on futures.

BROKERAGE STATISTICS
(in 000's, except % and where noted)

Year over Year	4Q2018	4Q2017	% Change
Total Accounts	598	483	24%
Customer Equity (in billions)[1]	$128.4	$124.8	3%

Cleared DARTs	856	681	26%
Total Customer DARTs	951	730	30%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.79	$3.92	(3%)
DART per Avg. Account (Annualized)	364	363	0%
Net Revenue per Avg. Account (Annualized)	$3,225	$3,318	(3%)

Consecutive Quarters	4Q2018	3Q2018	% Change
Total Accounts	598	576	4%
Customer Equity (in billions)[1]	$128.4	$142.5	(10%)

Cleared DARTs	856	696	23%
Total Customer DARTs	951	763	25%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.79	$3.78	0%
DART per Avg. Account (Annualized)	364	312	17%
Net Revenue per Avg. Account (Annualized)	$3,225	$3,109	4%

[1]	Excludes non-customers.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017

	(in millions)
Average interest-earning assets
Segregated cash and securities	$21,957	$22,803	$20,911	$23,824
Customer margin loans	28,805	26,982	29,253	23,289
Securities borrowed	3,407	3,757	3,310	3,964
Other interest-earning assets	4,825	3,553	4,362	2,930
FDIC sweeps[1]	1,673	292	1,259	124
	$60,667	$57,387	$59,095	$54,131

Average interest-bearing liabilities
Customer credit balances	$49,153	$47,561	$48,179	$45,515
Securities loaned	3,729	4,350	3,982	3,917
	$52,882	$51,911	$52,161	$49,432

Net interest income
Segregated cash and securities, net2/3	$104	$58	$337	$201
Customer margin loans[4]	192	122	677	392
Securities borrowed and loaned, net	24	49	140	161
Customer credit balances, net2/4	(95)	(38)	(286)	(106)
Other net interest income1/3/5	27	16	90	40
Net interest income	$252	$207	$958	$688

Net interest margin ("NIM")	1.65%	1.43%	1.62%	1.27%

Annualized yields
Segregated cash and securities	1.88%	1.01%	1.61%	0.84%
Customer margin loans	2.64%	1.79%	2.31%	1.68%
Customer credit balances	0.77%	0.32%	0.59%	0.23%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
We have recategorized components of net interest income related to currencies with negative interest rates and as such, prior period amounts have been adjusted to conform to the current period presentation. For the quarter and twelve months ended December 31, 2017, $5 million and $17 million have been recategorized from net interest income on “Segregated cash and securities, net” to “Customer credit balances, net”, respectively.

[3]
We have reclassified certain components of net interest income related to investments in U.S. Treasury notes and reverse repurchase agreements and as such, prior period amounts have been adjusted to conform to the current period presentation. For the quarter and the twelve months ended December 31, 2017, $3 million and $8 million have been reclassified from net interest income on "Segregated cash and securities, net" to "Other net interest income, net", respectively.

[4]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[5]	Includes income from financial instruments which has the same characteristics as interest, but is reported in other income.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Twelve Months
		Ended December 31,		Ended December 31,
		2018	2017	2018	2017
		(in millions)

Electronic Brokerage	Net revenues	$490	$390	$1,842	$1,405
	Non-interest expenses	179	138	665	545

	Income before income taxes	$311	$252	$1,177	$860

	Pre-tax profit margin	63%	65%	64%	61%

Market Making	Net revenues	$17	$25	$76	$86
	Non-interest expenses	8	17	42	113

	Income (loss) before income taxes	$9	$8	$34	$(27)

	Pre-tax profit (loss) margin	53%	32%	45%	(31%)

Corporate [1]	Net revenues	$(15)	$100	$(15)	$211
	Non-interest expenses	(4)	(4)	-	(5)

	Income (loss) before income taxes	$(11)	$104	$(15)	$216

Total	Net revenues	$492	$515	$1,903	$1,702
	Non-interest expenses	183	151	707	653

	Income before income taxes	$309	$364	$1,196	$1,049

	Pre-tax profit margin	63%	71%	63%	62%

[1]	Corporate includes corporate related activities as well as inter-segment eliminations and gains and losses on positions held as part of our overall currency diversification strategy.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
	(in millions, except share and per share data)

Revenues:
Commissions	$205	$170	$777	$647
Interest income	385	282	1,392	908
Trading gains	7	14	39	40
Other income	37	127	158	332

Total revenues	634	593	2,366	1,927

Interest expense	142	78	463	225

Total net revenues	492	515	1,903	1,702

Non-interest expenses:
Execution, clearing and distribution fees	73	56	269	241
Employee compensation and benefits	63	57	264	249
Occupancy, depreciation and amortization	14	13	49	47
Communications	5	6	25	28
General and administrative	26	19	96	86
Customer bad debt	2	-	4	2

Total non-interest expenses	183	151	707	653

Income before income taxes	309	364	1,196	1,049

Income tax expense	19	200	71	256

Net income	290	164	1,125	793

Net income attributable to noncontrolling interests	247	166	956	717

Net income (loss) available for common stockholders	$43	$(2)	$169	$76

Earnings (loss) per share:
Basic	$0.58	$(0.02)	$2.30	$1.09
Diluted	$0.57	$(0.02)	$2.28	$1.07

Weighted average common shares outstanding:
Basic	75,097,578	71,473,863	73,438,209	69,926,933
Diluted	75,810,322	72,373,829	74,266,370	70,904,921

Comprehensive income:
Net income (loss) available for common stockholders	$43	$(2)	$169	$76
Other comprehensive income:
Cumulative translation adjustment, before income taxes	-	-	(14)	11
Income taxes related to items of other comprehensive income	-	-	(1)	-
Other comprehensive income (loss), net of tax	-	-	(13)	11
Comprehensive income (loss) available for common stockholders	$43	$(2)	$156	$87

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$247	$166	$956	$717
Other comprehensive income - cumulative translation adjustment	(6)	(1)	(66)	54
Comprehensive income attributable to noncontrolling interests	$241	$165	$890	$771

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
	(in millions, except share and per share data)

Comprehensive income (loss) available for common stockholders, net of tax	$43	$(2)	$156	$87

Comprehensive earnings (loss) per share:
Basic	$0.56	$(0.02)	$2.12	$1.24
Diluted	$0.56	$(0.02)	$2.09	$1.22

Weighted average common shares outstanding:
Basic	75,097,578	71,473,863	73,438,209	69,926,933
Diluted	75,810,322	72,373,829	74,266,370	70,904,921

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

			December 31, 2018	December 31, 2017
			(in millions)

Assets
Cash and cash equivalents			$2,597	$1,732
Cash - segregated for regulatory purposes			7,503	6,547
Securities - segregated for regulatory purposes			15,595	13,685
Securities borrowed			3,331	2,957
Securities purchased under agreements to resell			1,242	2,035
Financial instruments owned, at fair value			2,119	3,154
Receivables from customers, net of allowance for doubtful accounts			27,017	29,821
Receivables from brokers, dealers and clearing organizations			706	823
Other assets			437	408

Total assets			$60,547	$61,162

Liabilities and equity

Liabilities
Short-term borrowings			$17	$15
Securities loaned			4,037	4,444
Securities sold under agreements to repurchase			-	1,316
Financial instruments sold but not yet purchased, at fair value			681	767
Other payables:
Customers			47,993	47,548
Brokers, dealers and clearing organizations			298	283
Other payables			365	356
			48,656	48,187

Total liabilities			53,391	54,729

Equity
Stockholders' equity			1,282	1,090
Noncontrolling interests			5,874	5,343
Total equity			7,156	6,433

Total liabilities and equity			$60,547	$61,162

	December 31, 2018		December 31, 2017
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	75,100,955	18.1%	71,479,604	17.4%
Noncontrolling interests (IBG Holdings LLC)	338,691,717	81.9%	340,229,444	82.6%

Total IBG LLC membership interests	413,792,672	100.0%	411,709,048	100.0%